Exhibit 99.1
TD AMERITRADE and thinkorswim announce U.S. antitrust clearance
Omaha, Neb. and New York, NY — February 27, 2009 — TD AMERITRADE Holding Corporation (NASDAQ: AMTD) and thinkorswim Group Inc. (NASDAQ: SWIM) today announced the expiration of the antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the acquisition of thinkorswim by TD AMERITRADE.
AMTD-G
About TD AMERITRADE Holding Corporation
TD AMERITRADE Holding Corporation, through its brokerage subsidiaries,(1) provides a dynamic balance of investment products and services that make it the investment firm of choice for millions of retail investor and independent registered investment advisor (RIA) clients. Listed by Forbes as one of America’s best big companies, the Company offers a full spectrum of investment services, including a leading active trader program, intuitive long-term investment solutions and a national branch system, as well as relationships with one of the largest independent RIA networks.(2) The Company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.
About thinkorswim Group Inc.
thinkorswim Group Inc. (www.thinkorswim.com) offers market-leading online brokerage, investor education and related financial products and services for self-directed investors and active traders. thinkorswim, Inc., our award-winning online brokerage division, provides a suite of trading platforms serving self-directed and institutional traders and money managers. thinkorswim platforms have easy-to-use interfaces, sophisticated analytical and research tools, and fast and efficient order execution for even the most complex trading strategies. thinkorswim customers trade a broad range of products including stock and stock options, index options, futures and futures options, forex, mutual funds and fixed income. Investools’ Education Group, a subsidiary of thinkorswim Group Inc., offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats. Investools’ graduates can then apply what they’ve learned by trading with thinkorswim’s online brokerage platforms.
(1) TD AMERITRADE, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org), receives clearing and custodial services from TD AMERITRADE Clearing, Inc., member FINRA/SIPC. TD AMERITRADE, Inc. and TD AMERITRADE Clearing, Inc. are subsidiaries of TD AMERITRADE Holding Corporation.
(2) More information on the Forbes award is available at www.forbes.com/platinum.

The risk of loss in trading securities, options, futures and forex can be substantial. Clients must consider all relevant risk factors including their own personal financial situation before trading. Options involve risk and are not suitable for all investors. See the Options Disclosure Document: Characteristics and Risks of Standardized Options. Trading foreign exchange on margin carries a high level of risk as well as its own unique risk factors, please read the following risk disclosure before considering the trading of this product: Forex Risk Disclosure.
Additional Information and Where to Find It
In connection with the proposed acquisition, TD AMERITRADE filed with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4 that includes a proxy statement of thinkorswim, which also constitutes a prospectus of TD AMERITRADE. Thinkorswim will mail the proxy statement/prospectus to its stockholders after the foregoing registration statement is declared effective by the SEC. TD AMERITRADE and thinkorswim urge investors and security holders to read the proxy statement/prospectus regarding the proposed acquisition because it contains important information. You may obtain a free copy of the proxy statement/prospectus and other related documents filed by thinkorswim and TD AMERITRADE with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when the registration statement in which it is included is declared effective) and the other documents may also be obtained for free by accessing thinkorswim’s website at www.thinkorswim.com by clicking on the link for “Investors”, then clicking on the link for “Financial Reports” and then clicking on the link for “SEC Filings” or by accessing TD AMERITRADE’s website at www.amtd.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings”.
Participants in this Transaction
thinkorswim, TD AMERITRADE and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from thinkorswim stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of thinkorswim stockholders in connection with the proposed acquisition is set forth in the proxy statement/prospectus filed with the SEC by TD AMERITRADE. You can find information about thinkorswim’s executive officers and directors in thinkorswim’s definitive proxy statement filed with the SEC on April 29, 2008. You can find information about TD AMERITRADE’s executive officers and directors in their definitive proxy statement filed with the SEC on January 6, 2009. You can obtain free copies of these documents from thinkorswim or TD AMERITRADE using the contact information above.

At TD AMERITRADE
For Media
Kim Hillyer
Manager, Communications
(402) 574-6523
kim.hillyer@tdameritrade.com
For Investors and Analysts
Jeff Goeser
Director, Corporate Finance, Investor Relations
(402) 597-8464
jeffrey.goeser@tdameritrade.com
At thinkorswim
For Investors and Analysts
Ida Kane
Senior Vice President, CFO
(801) 816-6918 direct
ida.kane@thinkorswim.com

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